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                                                                    Exhibit 5(a)

                   [SIMPSON THACHER & BARTLETT LETTERHEAD]



                                        June 23, 1999







Georgia-Pacific Corporation
133 Peachtree Street, N.E.
Atlanta, Georgia 30303

Ladies and Gentlemen:

          We have acted as counsel to Georgia-Pacific Corporation, a Georgia corporation (the "Company"), in connection with the Registration Statement on Form S-3 (Registration No. 333-80757) filed by the Company with the Securities and Exchange Commission (the "Commission") on June 15, 1999 under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 to the Registration Statement to be filed with the Commission on the date hereof (the "Registration Statement"), which Registration Statement also constitutes post-effective amendments (the "Post-Effective Amendments") to the registration statements on Form S-3 (Registration Nos. 333-61665 and 333-01785) of the Company, relating to the Company's (i) shares of Georgia-Pacific Corporation--Georgia Pacific Group Common Stock, par value $.80 per share ("Georgia-Pacific Group Stock"), (ii) shares of Georgia-Pacific Corporation--Timber Group Common Stock, par value $.80 per share ("Timber Stock", and collectively with the Georgia-Pacific Group
Stock, the
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SIMPSON THACHER & BARTLETT
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Georgia-Pacific Corporation                                        June 23, 1999


"Common Stock"), (iii) shares of preferred stock, without par value (the "Preferred Stock"), (iv) debt securities, which may senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities") (collectively, the "Debt Securities"), (v) warrants to purchase Common Stock (the "Common Stock Warrants"), (vi) warrants to purchase Preferred Stock (the "Preferred Stock Warrants"), (vii) warrants to purchase Debt Securities (the "Debt Security Warrants"), (viii) contracts for purchase and sale of Common Stock ("Stock Purchase Contracts"), (ix) stock purchase units (the "Stock Purchase Units"), consisting of a Stock Purchase Contract and Debt Securities or debt securities of third parties, securing the holder's obligation to purchase Common Stock under the Stock Purchase Contract and (x) Common Stock, Preferred Stock and Debt Securities which may be issued upon exercise of Securities Warrants (as defined below) or Stock Purchase Contracts, whichever is applicable. The Common Stock, Preferred Stock, Debt Securities, Securities Warrants, Stock Purchase Contracts and Stock Purchase Units are hereinafter referred to collectively as the "Securities". The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $2,975,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies).

          The Senior Debt Securities will be issued under an Indenture (the "Senior Indenture"), dated as of March 1, 1983, between the Company and The
Chase Manhattan
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SIMPSON THACHER & BARTLETT
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Georgia-Pacific Corporation                                        June 23, 1999


Bank (National Association), as Trustee, as supplemented or amended by the First Supplemental Indenture, dated as of July 27, 1988, among Georgia-Pacific Corporation, The Chase Manhattan Bank (National Association), as Trustee, and Morgan Guaranty Trust Company of New York, as Successor Trustee, and by the Agreement of Resignation, Appointment and Acceptance, dated as of January 31, 1992, by and among Georgia-Pacific Corporation, Morgan Guaranty Trust Company of New York, as Trustee, and The Bank of New York, as Successor Trustee (the "Senior Trustee"). The Subordinated Debt Securities will be issued under an Indenture (the "Subordinated Indenture") to be entered into between the Company and The Bank of New York, as Trustee (the "Subordinated Trustee"). The Senior Trustee and the Subordinated Trustee are hereinafter referred to collectively as the "Indentures".

          The Common Stock Warrants, the Preferred Stock Warrants and the Debt Security Warrants are hereinafter referred to collectively as the "Securities Warrants". The Common Stock Warrants will be issued under a Common Stock
Warrant Agreement (the "Common Stock Warrant Agreement") to be entered into between the Company and the warrant agent designated by the Company. The Preferred Stock Warrants will be issued under a Preferred Stock Warrant
Agreement (the "Preferred Stock Warrant Agreement") to be entered into between the Company and the warrant agent designated by the Company. The Debt Security Warrants will be issued under a Debt Security Warrant Agreement (the "Debt Security Warrant Agreement") to be entered into between the Company, the warrant agent designated by the Company and the applicable Trustee. The Common Stock Warrant
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SIMPSON THACHER & BARTLETT
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Georgia-Pacific Corporation                                        June 23, 1999


Agreement, the Preferred Stock Warrant Agreement and the Debt Security Warrant Agreement are hereinafter referred to collectively as the "Warrants Agreement". Each party to a Warrant Agreement other than the Company is referred to hereinafter as a "Counterparty".

          The Stock Purchase Contracts will be issued pursuant to a Purchase Contract Agreement (the "Purchase Contract Agreement") to be entered into between the Company and The First National Bank of Chicago, as Purchase Contract Agent (the "Purchase Contract Agent").

          We have examined the Registration Statement, a form of the Subordinated Indenture, a form of the Georgia-Pacific Group Stock share certificate and a form of the Timber Stock share certificate, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

          In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the
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SIMPSON THACHER & BARTLETT
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Georgia-Pacific Corporation                                        June 23, 1999


originals of such latter documents. We have also assumed that: (1) the Senior Indenture is the valid and legally binding obligation of the Senior Trustee; (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Trustee; (3) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; (4) at the time of execution, issuance and delivery of the Stock Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; and
(5) at the time of execution, authentication, issuance and delivery of the Stock Purchase Units, (i) the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent, (ii) the Senior Indenture is the valid and legally binding obligation of the Senior Trustee (where the Debt Securities component of the Stock Purchase Unit are Senior Debt Securities), (iii) the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Trustee (where the Debt Securities component of the Stock Purchase Unit are Subordinated Debt Securities) and (iv) the debt obligations of third parties will be the valid and legally binding obligation of the third party (where the debt securities of third parties are used as collateral).

          We have further assumed that the Company has duly authorized, executed and delivered the Senior Indenture and execution, delivery and performance by the Company of the Senior Indenture and the Senior Debt Securities does not and will not violate the laws
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SIMPSON THACHER & BARTLETT
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Georgia-Pacific Corporation                                        June 23, 1999

of the State of Georgia or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States). In addition, we have assumed that at the time of execution, authentication, issuance and delivery of the Subordinated Indenture and the Subordinated Debt Securities, the Subordinated Indenture will have been duly authorized, executed and delivered by the Company and execution, delivery and performance by the Company of the Subordinated Indenture and the Subordinated Debt Securities will not violate the laws of the State of Georgia or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States). We have also assumed that at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and execution, delivery and performance by the Company of such Warrant Agreement and such Securities
Warrants will not violate the laws of the State of Georgia or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States). We have assumed further that at the time of execution, issuance and delivery of the Stock Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company and execution, delivery and performance by the Company of the Purchase Contract Agreement and the Stock Purchase Contracts will not violate the laws of the State of Georgia or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States).
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SIMPSON THACHER & BARTLETT
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Georgia-Pacific Corporation                                        June 23, 1999


          Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

          1. With respect to the Debt Securities, assuming (i) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being hereinafter referred to as the "Board") and (ii) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

          2. With respect to the Securities Warrants, assuming (i) the taking of all necessary corporate action by the Board to approve the execution and delivery of a related Warrant Agreement and (ii) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

          3. With respect to the Stock Purchase Contracts, assuming (i) a purchase contract agreement relating to the Stock Purchase Contracts (the "Purchase Contract Agreement") has been duly authorized and validly executed and delivered by the Company and the purchase contract agent appointed by the Company, (ii) the issuance and terms of the Stock Purchase Contracts have been established in conformity with the Purchase Contract Agreement and (iii) the Stock Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Stock Purchase Contracts, when all necessary corporate action has been taken by the Board to approve the issuance and terms of such Stock Purchase Contracts, the terms of the offering thereof and related matters, and upon payment of the consideration therefor provided for therein, such Stock Purchase Contracts will be duly authorized and validly issued.

          4. With respect to the Stock Purchase Units, assuming (i) a purchase contract agreement relating to the Stock Purchase Contracts (the "Purchase Contract
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Georgia-Pacific Corporation                                        June 23, 1999


     Agreement") has been duly authorized and validly executed and delivered by the Company and the purchase contract agent appointed by the Company, (ii) the issuance and terms of the Stock Purchase Contracts have been established in conformity with the Purchase Contract Agreement, (iii) the Stock Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Stock Purchase Contracts, (iv) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board and (v) the due execution, authentication, issuance and delivery of such Debt Securities, when all necessary corporate action has been taken by the Board to approve the issuance and terms of such Stock Purchase Units, the terms of the offering thereof and related matters, and upon payment of the consideration therefor provided for therein, such Stock Purchase Contracts will be duly authorized, validly issued and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

          Our opinions set forth in paragraphs 1, 2, 3 and 4 above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing.

          Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of Georgia, we have relied upon the opinion of Troutman Sanders LLP dated the date hereof.

          We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States and, to the extent set forth herein, the laws of the State of Georgia.
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SIMPSON THACHER & BARTLETT
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Georgia-Pacific Corporation                                        June 23, 1999


          We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and the Post-Effective Amendments and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                               Very truly yours,

                               /s/ Simpson Thacher & Bartlett

                               SIMPSON THACHER & BARTLETT